Exhibit 10.4

CONSENT, ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Consent, Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of November 9, 2009, by and among CHIPX INCORPORATED, a Delaware corporation (“ChipX”), GIGOPTIX, INC., a Delaware corporation (“GigOptix”), and BRIDGE BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A. Bank and ChipX are parties to that certain Loan and Security Agreement dated December 9, 2008 (the “Loan Agreement”). Except as otherwise defined herein, capitalized terms shall have the meaning assigned in the Loan Agreement.

B. ChipX and GigOptix have entered into an Agreement and Plan of Merger on even date herewith (the “Merger Agreement”) pursuant to which a wholly owned subsidiary of GigOptix will merge with and into ChipX, with ChipX continuing as the surviving corporation (the “Merger”). Pursuant to the Loan Documents, Bank must consent to such Merger.

C. GigOptix desires to assume all obligations of ChipX under the Loan Documents (the “Assumption”).

D. GigOptix and ChipX have requested Bank’s consent to the Merger, and Bank desires to grant such consent, provided GigOptix assumes all obligations of ChipX under the Loan Documents to Bank in accordance with this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Assumption. Simultaneously with the consummation of the Merger, to the extent not already provided for in the Merger Agreement or otherwise made effective as a consequence of the Merger, ChipX assigns to GigOptix, and GigOptix assumes, all obligations of ChipX, including, but not limited to, the payment of any amounts outstanding. GigOptix confirms that effective upon the consummation of the Merger, to secure such performance, GigOptix grants Bank a security interest in its property described on Exhibit A attached hereto (the “Collateral”).

2. Amendment/Definitions. Upon the consummation of the Merger, any reference in the Loan Documents to Borrower, the undersigned or other terms that refer to ChipX shall also mean and refer to GigOptix. Upon the consummation of the Merger, and until such time as the Loan Agreement is restructured to the mutual satisfaction of Bank and GigOptix, $1,000,000 of ChipX’s cash at Bank shall be designated as restricted cash collateral to secure the outstanding Obligations under the Loan Agreement. Within five business days following the consummation of the Merger, ChipX and GigOptix shall execute Bank’s form of lockbox agreement and commence the establishment of a lockbox account and facility satisfactory to Bank. Failure to do so shall constitute an immediate Event of Default.

3. Representations and Warranties. GigOptix confirms that the Representations and Warranties set forth in Article 5 of the Loan Agreement are true and correct as of the date hereof and will remain so after giving effect to the Merger.

4. Consent; Waiver. Bank consents to the merger of ChipX into GigOptix pursuant to the Merger Agreement.

5. General Provisions. Except as provided above, the Loan Documents remain unchanged and the parties hereby confirm that the Loan Documents as may be modified by this Agreement are in full force and effect. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. This Agreement shall be governed by the internal laws of the State of California without regard to conflict of laws principles.

1.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CHIPX, INCORPORATED

By:	/s/ Amnon Fisher
Title:	CEO

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Title:	CEO

BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ Christopher Hill
Title:	VP

2.

DEBTOR: GIGOPTIX, INC.

SECURED PARTY: BRIDGE BANK, NATIONAL ASSOCIATION

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(i) (b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the “Collateral” does not include more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any foreign subsidiary which shares entitle the holder thereof to vote for directors or any other matter.

3.